DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT


     THIS AGREEMENT is made this ___ day of April, 1999, by and among Fidelity Security Life Insurance Company ("FSL"), a Missouri corporation, with its principal offices in Kansas City, Missouri and each of the investment companies as set forth in Schedule A attached hereto, as the same may be amended from time to time, each acting on its own behalf and not on behalf of any other investment company and each being solely responsible for its obligations, (each, a "Separate Account" and collectively, the "Separate Accounts"), each of which is a registered, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") of FSL established pursuant to Missouri Revised Statutes Section 376.309, with its principal offices in Kansas City, Missouri, and National Pension and Group Consultants, Inc. (the "Distributor"), a Missouri corporation.

                                    RECITALS

     WHEREAS, the Distributor is engaged principally in the business of distributing variable insurance products and investment company shares, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, FSL and each Separate Account have registered variable annuity contracts (the "Contracts") under the Securities Act of 1933, as amended (the "1933 Act"), and desire to retain the Distributor to distribute the Contracts and the Distributor is willing to distribute the Contracts in the manner and on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, FSL, each Separate Account, and the Distributor hereby agree as follows:

     1. Definitions. The terms "affiliated person," "assignment," "interested person," and "majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified under the 1940 Act and rules thereunder. In addition, the term "representative," when used in this Agreement shall have the meaning specified under the 1934 Act and rules thereunder.

     2. Distribution and Principal Underwriting of the Contracts.

     (a) Right to Distribute Contracts. FSL and each Separate Account hereby grant to the Distributor the exclusive right, subject to the requirements of the 1933 Act, the 1934 Act, and the 1940 Act, and the terms set forth herein, to act as agent for distribution of the Contracts and as principal underwriter during the term of this Agreement. The Distributor shall at all times function as and be deemed to be an independent contractor and nothing herein contained shall constitute the Distributor or its agents, officers, or employees as officers or employees of FSL solely by virtue of their activities in connection with the sale of the Contracts hereunder. The Distributor will use its best efforts to solicit applications for the Contracts and to undertake to provide sales services relative to the Contracts and otherwise to perform all duties and functions that are necessary and proper for the distribution of the Contracts in accordance with applicable laws, including the rules of the NASD.

     FSL and each Separate Account hereby authorize the Distributor to enter into written sales or service agreements, on such terms and conditions as the
Distributor may determine are consistent with this Agreement, with broker-dealers that are registered under the 1934 Act and are members of the NASD and who agree to distribute the Contracts.

     In performing its functions under this Agreement, Distributor may enter into affiliation agreements with validly licensed insurance agencies in the states and other jurisdictions that require such licensing or registration in connection with sales or solicitation of the Contracts. All such insurance agencies shall be properly authorized as required under applicable state law to receive insurance commissions generated from sales of the Contracts.

     Distributor represents that each insurance agency will be an associated person of Distributor as that term is defined under Section 3(a)(18) of the Securities Exchange Act of 1934, as amended. Distributor further represents that it will maintain supervision and control over the activities of each Registered Representative appointed by an insurance agency engaged in the solicitation and sales of Contracts pursuant to this Agreement.

     (b) Limits on Authority. This Agreement notwithstanding, FSL retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of FSL, or to refuse to sell a Contract to any applicant for any reason whatsoever. Furthermore, the Distributor and its representatives shall not have authority, on behalf of FSL: to make, alter, or discharge any Contract or other variable contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium, or to receive any monies or premiums. The Distributor shall not expend, nor contract for the expenditure of, the funds of FSL. The Distributor shall not possess or exercise any authority on behalf of FSL other than that expressly conferred on the Distributor by this Agreement.

     (c) Registration; Compliance with NASD Conduct Rules. The Distributor represents and warrants to FSL that the Distributor is, and during the term of this Agreement shall remain, registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and that the Distributor is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act. To the extent necessary to distribute the Contracts, the Distributor shall be duly registered or otherwise qualified under all applicable securities laws of any state or other jurisdiction in which the Distributor is licensed or otherwise authorized to distribute the Contracts, if required. The Distributor shall be responsible for the training, supervision, and control of its representatives for the purpose of the NASD Conduct Rules and all applicable federal and state securities law requirements.

     (d) Marketing Materials; Preparation and Filing. FSL shall design and develop all promotional, sales, and advertising material relating to the Contracts and any other marketing-related documents for use in the sale of the Contracts, subject to review and approval by Distributor of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. The Distributor shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings. FSL shall be responsible for filing all promotional, sales, or advertising material, as required, with any state insurance regulatory authorities. FSL shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the prospectuses and registration statements for the Contracts and filing them with the Securities and Exchange Commission (the "SEC") and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD, or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     3. Books and Records.

     (a) FSL, each Separate Account, and the Distributor shall cause to be maintained and preserved all books of account and related financial records as are required by the 1934 Act, the NASD, and any other applicable laws and regulations. These books and records as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. All the books and records maintained by FSL on behalf of the Distributor, or by any person on behalf of FSL, or by the Distributor directly, in connection with the offer and sale of the Contracts, shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act or the corresponding provisions of any future federal securities laws or regulations. All such books and records shall be maintained and held by FSL or by any person on behalf of FSL on behalf of and as agent for the Distributor, whose property they are and shall remain. Such books and records shall be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. FSL shall have access to all records maintained in connection with the Contracts.

     (b) FSL, as agent for the Distributor, shall confirm to each purchaser of a Contract, in accordance with Rule 10b-10 under the 1934 Act, acceptance of premiums and such other transactions as are required by and in accordance with Rule 10b-10 and administrative interpretations thereunder.

     4. Reports.

     (a) The Distributor shall cause FSL and each Separate Account to be furnished with such reports as either or both may reasonably request for the purpose of meeting reporting and record keeping requirements under the 1933 Act, the 1934 Act, and the 1940 Act and rules thereunder, as well as the insurance laws of the State of Missouri and any other applicable states or jurisdictions.

     (b) The Distributor and FSL shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of each Separate Account, any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

     5. Maintaining Registration and Approvals. FSL shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

     6. Issuance and Administration of Contracts. FSL shall be responsible for issuing the Contracts and administering the Contracts and each Separate Account. Distributor shall have full responsibility for the securities activities of all persons employed by FSL, engaged directly or indirectly in the Contract operations, and for the training, supervision, and control of such persons to the extent of such activities.

     7. Non-Exclusivity. FSL and each Separate Account agree that the services to be provided by the Distributor hereunder are not to be deemed exclusive and the Distributor is free to act as distributor of other variable insurance products or investment company shares.

     8. Affiliated Persons. It is understood that any Contract owner or agent of each Separate Account may be a Contract owner, shareholder, director, officer, employee, or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person, or any such organization may have an interest in each Separate Account and that the existence of any such dual interest shall not affect the validity hereof or any transaction thereunder except as may otherwise be provided in the articles of organization or by-laws of the Distributor or by specific provisions of applicable law.

     9. Indemnification.

     (a) By FSL. FSL on its behalf and on behalf of each Separate Account shall indemnify and hold harmless the Distributor and any officer, director, or employee of the Distributor against any and all losses, claims, damages, or liabilities, joint or several (including any investigative, legal, and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, or proceeding or any claim asserted), to which the Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement or in any prospectus for the Contracts; provided that FSL shall not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to FSL by the Distributor specifically for use in the preparation of any such registration statement or any amendment thereof or supplement thereto; or

     (ii) result from any breach by FSL of any provision of this Agreement.

This indemnification agreement shall be in addition to any liability that FSL may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the person seeking indemnification.

     (b) By The Distributor. The Distributor shall indemnify and hold harmless FSL on its behalf and on behalf of each Separate Account and any officer, director, or employee of FSL or each Separate Account against any and all losses, claims, damages, or liabilities, joint or several (including any investigative, legal, and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, or proceeding or any claim asserted), to which FSL and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement or in any prospectus for the Contracts; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by the Distributor to FSL specifically for use in the preparation of any such registration statement or any amendment thereof or supplement thereto; or

     (ii) result from any breach by the Distributor of any provision of this Agreement; or

     (iii) result from the Distributor's own misconduct or negligence.

This indemnification agreement shall be in addition to any liability that the Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the person seeking indemnification.

     (c) General. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Paragraph 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Paragraph 9 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Paragraph 9. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

     The indemnification provisions contained in this Paragraph 9 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of the Distributor or FSL, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Paragraph 9.

     10. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules, regulation, and rulings thereunder, and of the NASD, as in effect from time to time, including such exemptions and other relief as the SEC, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     11. Investigation and Proceedings.

     (a) Each party hereto shall advise the other promptly of (i) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of each Separate Account and the Contracts, or the right to offer the Contracts for sale, and (ii) the happenings of any event that makes untrue any statement or which requires the making of any change, in the registration statement or prospectus for the Contracts in order to make the statements therein not misleading.

     (b) FSL, each Separate Account, and the Distributor agree to cooperate fully in any regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to FSL, each Separate Account, or the Distributor, their affiliates and their representatives to the extent that such inspection, inquiry, investigation, or proceeding is in connection with the Contracts distributed under this Agreement.

     12. Duration and Termination of the Agreement.

     (a) This Agreement shall become effective with respect to the Contracts as of the date first written above, and shall continue in full force and effect until termination or expiration. This Agreement may be amended at any time by mutual agreement of the parties hereto.

     (b) This Agreement shall continue in effect for two years from the date of its execution, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by (i) each Separate Account's Board of Managers (the "Board"), or by a vote of the majority of the outstanding voting securities of each Separate Account, and (ii) a vote of a majority of those members of the Board who are not parties to this Agreement nor interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval.

     (c) This Agreement may be terminated at any time for any reason by either party upon 90 days' written notice to the other party, without payment of any penalty. This Agreement may be terminated immediately at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement, unless such breach has been cured within 10 days after receipt of notice from the non-breaching party of such breach.

     (d) This Agreement shall automatically terminate in the event of its assignment. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act).

     (e) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts, and the provisions contained in Paragraph 9 regarding indemnification agreements.

     13. Rights, Remedies, etc. are Cumulative. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     14. Interpretation. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements, or negotiations between the parties with respect to such matter. No prior writing by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provisions of this Agreement.

     15. Severability. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     17. Notices. All notices and other communications provided for hereunder shall be in writing and shall be either hand-delivered, transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier. All notices shall be effective upon delivery and shall be addressed as follows:

     (a) If to FSL:

         Fidelity Security Life Insurance Company
         3130 Broadway
         Kansas City, Missouri 64111
         Attention: ____________________

     (b)  If to each Separate Account:

         Fidelity Security Life Insurance Company, Separate Account
         3130 Broadway
         Kansas City, Missouri 64111
         Attention: ____________________

     (c)  If to the Distributor:

         National Pension and Group Consultants, Inc.
         3130 Broadway
         Kansas City, Missouri 64111
         Attention: ____________________

or to such other address as FSL, each Separate Account, or the Distributor shall designate by written notice to the other parties.

     18. Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, Fidelity Security Life Insurance Company, each Separate Account, and the Distributor have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officer on the day and year first above written.

                          FIDELITY SECURITY LIFE INSURANCE COMPANY



                           By:___________________________________________
                           Name:_________________________________________
                           Title:__________________________________________


                           EACH OF THE SEPARATE ACCOUNTS
                           LISTED ON SCHEDULE A, ATTACHED HERETO.



                           By: _________________________________________
                           Name: _______________________________________
                           Title:________________________________________



                           NATIONAL PENSION AND GROUP CONSULTANTS, INC.



                           By: ___________________________________________
                           Name:_________________________________________
                           Title:__________________________________________








                                   SCHEDULE A

            TO THE DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT


List of Separate Accounts


FSL Separate Account M